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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)            February 6, 2001


                          MARINE TRANSPORT CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


         000-11573                                       13-2625280
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  (Commission File Number)                   (IRS Employer Identification No.)


                              1200 Harbor Boulevard

                           Weehawken, New Jersey 07087

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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code            (201) 330-0200


                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On February 6, 2000, Crowley Maritime Corporation ("Crowley") announced that it had accepted the tender of shares of common stock of the Registrant pursuant to the tender offer (the "Offer") described in the Offer to Purchase dated January 5, 2001 by Shiloh Acquisition, Inc. ("Shiloh"), a wholly-owned subsidiary of Crowley. Crowley accepted for payment 6,099,774 shares of the Registrant's common stock (the "Tendered Shares") pursuant to the Offer, which represents approximately 98% of the outstanding shares of the Registrant's common stock and of the voting power of the Registrant. The Offer expired at 12:00 Midnight, New York City time, on Monday, February 5, 2001 (the "Expiration Date"). All shares of common stock validly tendered and not properly withdrawn prior to the Expiration Date were accepted by Crowley.

     Crowley acquired the Tendered Shares for a price of $7.00 per share in cash. The per share consideration was determined through arm's-length negotiations among Crowley and representatives of Registrant, with consideration given to the fairness opinion provided to Registrant by ING Barrings LLC, the Registrant's investment banking advisor.

     The Offer was made pursuant to the terms of an Agreement and Plan of Merger (the "Agreement") entered into between the Registrant, Shiloh and Crowley on December 20, 2000. The Agreement provides that, following the consummation of the Offer and satisfaction of the other conditions set forth in the Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law, Shiloh will be merged with and into the Registrant (the "Merger") and all remaining untendered shares will (subject to appraisal rights) be converted in the Merger into the right to receive $7.00 per share in cash. The Registrant will be the surviving corporation and a wholly-owned subsidiary of Crowley.

     In accordance with the terms of the Agreement, six members of the Registrant's board of directors resigned from the board effective as of February 6, 2001. The resigning members are Elaine L. Chao, Michael Klebanoff, Jerome Shelby, Paul B. Gridley, William M. Kearns, Jr. and Stanley Rich. Six representatives of Crowley were appointed to the board by the three remaining members. The six individuals appointed were Thomas B. Crowley, Jr., Albert M. Marucco, William A. Pennella, Rockwell E. Smith, Richard L. Swinton, and William
P. Verdon. Mr. Crowley is President and Chief Executive Officer of Crowley. Mr. Marucco is Vice President and Treasurer of Crowley. Mr. Pennella is an Executive Vice President of Crowley. Mr. Smith is a Vice President of a subsidiary of Crowley. Mr. Swinton is a Vice President of Crowley. Mr. William P. Verdon is Senior Vice President and General Counsel of Crowley. Richard T. du Moulin and Mark L. Filanowski remain on the board. Jonathan Blank resigned from the board effective as of February 8, 2001.

     By virtue of Crowley's acquisition of 98% of Registrant's outstanding stock and the appointment of its representatives to a majority of the positions on Registrant's board of directors, a change in control of Registrant has occurred.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS

(C)      EXHIBITS

         EXHIBIT
         NUMBER                        DESCRIPTION
         -------                       -----------
         2.1           Agreement and Plan of Merger, dated as of December 20,
                       2000, among Crowley Maritime Corporation., Shiloh
                       Acquisition, Inc. and the Registrant (incorporated by
                       referenced from Exhibit (d)(1) to Crowley's Tender Offer
                       Statement on Schedule TO dated January 5, 2001).

         99.1 Press Release dated February 6, 2001 (incorporated by reference from Exhibit (a)(9) to Amendment No. 2 to
                       Crowley's Tender Offer Statement on Schedule TO dated
                       January 5, 2001).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MARINE TRANSPORT CORPORATION

                                  By:  /s/  Mark L. Filanowski
                                       -----------------------------------------
                                       Mark L. Filanowski, Senior Vice President
                                       and Chief Financial Officer

Dated:  February 14, 2001.



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